                                                      Registration No. 333-34069
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                       Champion International Corporation
             (Exact name of Registrant as specified in its charter)

            New York                                              13-1427390
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                        Identification No.)


                              One Champion Plaza
                          Stamford, Connecticut 06921
                                (203) 358-7000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      CHAMPION INTERNATIONAL CORPORATION
                           SAVINGS PLAN #077
                           SAVINGS PLAN FOR HOURLY EMPLOYEES #158
                           NONQUALIFIED SUPPLEMENTAL SAVINGS PLAN
                           MANAGEMENT INCENTIVE DEFERRAL PLAN
                  THE EXECUTIVE RETIREMENT PLAN FOR EMPLOYEES
                         OF WELDWOOD OF CANADA LIMITED
                      WELDWOOD OF CANADA LIMITED EMPLOYEE
                              PHANTOM SHARE PLAN
                          (Full titles of the plans)

                             ---------------------

                             LAWRENCE A. FOX, ESQ.
                         Vice President and Secretary
                      Champion International Corporation
                              One Champion Plaza
                         Stamford, Connecticut  06921
                                (203) 358-7000
           (Name, address and telephone number of agent for service)

                             ---------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                         Proposed                Proposed
                                Amount                   maximum                 maximum                  Amount of
 Title of securities             to be                offering price            aggregate               registration
  to be registered           registered(1)              per share             offering price                 fee
------------------------------------------------------------------------------------------------------------------------
Common stock,
$.50 par value          5,000,000 shares(3)                 NA                      NA                  $90,247.00(2)
========================================================================================================================

          (1) Plus such indeterminate number of additional shares as may become issuable by operation of any adjustments to the Common Stock.

          (2) The registration fee was previously paid in connection with the initial filing of the Registration Statement on August 21, 1997. Accordingly, no additional fee is payable herewith.

          (3) The 5,000,000 shares of Common Stock to be offered pursuant to the Registration Statement, as amended by Post-Effective Amendment No. 1 and as amended hereby, consist of 3,000,000 shares issuable under the Champion International Corporation Savings Plan #077 and 2,000,000 shares issuable under the Champion International Corporation Savings Plan for Hourly Employees #158. No shares of Common Stock are being registered under the Champion International Corporation Nonqualified

Supplemental Savings Plan or Management Incentive Deferral Plan, or under The Executive Retirement Plan for Employees of Weldwood of Canada Limited or the Weldwood of Canada Limited Employee Phantom Share Plan.

                             --------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement, as amended by Post-Effective Amendment No. 1 and as amended hereby, also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(c) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          This Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069) is being filed to include therein an indeterminate amount of interests to be offered or sold pursuant to the Weldwood of Canada Limited Employee Phantom Share Plan. The information called for in Part I of Form S-8 will be distributed to participants in the applicable plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference

          The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069), as amended by Post-Effective Amendment No. 1, are hereby incorporated by reference.

Item 5.   Interests of Named Experts and Counsel

          The legality of the shares of Common Stock being offered under the Registration Statement has been passed upon by Lawrence A. Fox, Esq., Vice President and Secretary of the Registrant. A copy of the opinion of Mr. Fox was filed as Exhibit 5 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069). Since only interests in the Weldwood of Canada Limited Employee Phantom Share Plan are being registered under this Post-Effective Amendment No. 2, no additional opinion is required.

Item 8.   Exhibits

          For a listing of Exhibits to this Post-Effective Amendment No. 2 to the Registration Statement, see the Exhibit Index on page 6 which is incorporated by reference herein.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut, on April 1, 1999.


                                        CHAMPION INTERNATIONAL CORPORATION
                                                   (Registrant)


                                        By     /s/ Lawrence A. Fox
                                          ---------------------------------
                                                  (Lawrence A. Fox)
                                            Vice President and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                 Title                           Date
        ---------                 -----                           ----

                             Chairman of the Board,
                               Chief Executive Officer
            *                  and Director (Principal
 -------------------------     Executive Officer)              April 1, 1999
 (Richard E. Olson)
                             Vice Chairman and Executive
                               Officer and Director
             *                 (Principal
--------------------------     Accounting Officer)             April 1, 1999
  (Kenwood C. Nichols)

                             Vice President - Finance
                               and Treasurer (Principal        April 1, 1999
    /s/ Thomas L. Hart         Financial Officer)
---------------------------
   (Thomas L. Hart)


---------------------------     Director
   (Lawrence A. Bossidy)

             *
---------------------------     Director                       April 1, 1999
   (Robert A. Charpie)

             *
---------------------------     Director                       April 1, 1999
     (H. Corbin Day)

             *
---------------------------     Director                       April 1, 1999
     (Alice F. Emerson)

             *
---------------------------     Director                       April 1, 1999
     (Allan E. Gotlieb)


---------------------------     Director
    (Henrique C. Meirelles)

        Signature                 Title                           Date
        ---------                 -----                           ----

--------------------------      Director
    (Walter V. Shipley)

             *
--------------------------      Director                       April 1, 1999
    (Richard E. Walton)


*By  /s/ Lawrence A. Fox
   -----------------------
       (Lawrence A. Fox)

    A manually signed power of attorney authorizing Stephen B. Brown, Lawrence
A. Fox and Richard E. Olson and each of them to sign the Registration Statement and all amendments thereto as attorneys for directors and certain officers of the registrant was filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement.

    The Plans. Pursuant to the requirements of the Securities Act of 1933, the Pension and Employee Benefits Committee, the Administrator of the registrant's plans described herein, has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 1, 1999.

                                   Champion International Corporation
                                    Savings Plan #077
                                    Savings Plan for Hourly Employees #158
                                    Nonqualified Supplemental Savings Plan
                                    Management Incentive Deferral Plan

                                   By       /s/ William C. Foster
                                     -----------------------------------------
                                               (William C. Foster)
                                        Senior Associate Counsel - Employee
                                              Relations/Human Resources

    Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board of Directors of Weldwood of Canada Limited, the Administrator of the Weldwood of Canada Limited plans described herein, has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 1, 1999.

                                   The Executive Retirement Plan for Employees
                                    of Weldwood of Canada Limited
                                   Weldwood of Canada Limited Phantom Share Plan

                                   By      /s/ Kenwood C. Nichols
                                      ----------------------------------------
                                           (Kenwood C. Nichols)
                                       Chairman, Compensation Committee

                                 EXHIBIT INDEX

          Each Exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K.


   Exhibit Number                      Description
   --------------                      -----------

          5*             Opinion of counsel, including consent
         23.1            Consent of Independent Public Accountants
         23.2*           Consent of counsel (included in Exhibit 5)
         24*             Power of Attorney

* Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069), filed August 21, 1997.


G/Stein5/247